As filed with the Securities and Exchange Commission on April 11, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its Charter)

Delaware	82-1512711
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number.)

135 West, 41st Street, 5th Floor

New York, New York 10019

(646) 828-8258

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harry Simeonidis

Chief Executive Officer and President

135 West, 41st Street, 5th Floor

New York, New York 10036

(646) 828-8258

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ralph V. De Martino, Esq.

Johnathan C. Duncan, Esq.

ArentFox Schiff LLP

1717 K Street, NW

Washington, DC 20006

Telephone: (202) 724-6847

Facsimile: (202) 778-6460

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine

Explanatory Note

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered by the Registrant on this registration statement include an aggregate of $92,120,838.59 of unsold securities (the “Unsold Securities”) previously registered under the Registrant’s prior registration statement on Form S-3 (File No. 333-264218) filed on April 8, 2022 and declared effective on April 20, 2022 (the “Prior Registration Statement”). Filing fees of $8,539.60 were previously paid with respect to the Unsold Securities. Pursuant to Rule 415(a)(5) under the Securities Act, the Registrant intends to continue to offer and sell the Unsold Securities under the Prior Registration Statement until the earlier of (i) the date on which this registration statement is declared effective by the Securities and Exchange Commission, and (ii) October 17, 2025, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). Until the Expiration Date, the Registrant may continue to use the Prior Registration Statement and related prospectus supplements for its offerings thereunder.

Pursuant to Rule 415(a)(6), on or before the Expiration Date, the Registrant may file a pre-effective amendment to this Registration Statement to update the amount of Unsold Securities previously registered by the Prior Registration Statement being registered hereby, and continue to offer and sell such Unsold Securities under this Registration Statement. If applicable, such pre-effective amendment shall identify such Unsold Securities to be included in this Registration Statement, and the amount of any new securities to be registered on this Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 11, 2025

PROSPECTUS

$100,000,000

Intelligent Bio Solutions, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may from time-to-time issue up to $100,000,000 aggregate dollar amount of common stock, preferred stock, debt securities, warrants, purchase contracts, or units of securities consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms determined at the time of the offering. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. We will describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement.

This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market and traded under the symbol “INBS.” On April 10, 2025, the closing price of the common stock, as reported on Nasdaq was $1.22 per share.

As of April 10, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $8,194,574, based on 6,811,578 shares of outstanding common stock, of which approximately 6,716,864 shares were held by non-affiliates, and a per share price of $1.22 based on the closing sale price of our common stock on April 10, 2025. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of our public float in any twelve-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have sold $4,558,350.40 of securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities being offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL OUR SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless the context requires otherwise, references to the “Company,” “we,” “our,” and “us,” refer to Intelligent Bio Solutions, Inc. and its subsidiaries, except that such terms refer to only Intelligent Bio Solutions Inc. and not its subsidiaries in the sections entitled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts,” and “Description of Units.”

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 6 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “INBS,” the “Company” and similar designations refer to Intelligent Bio Solutions Inc., unless otherwise indicated or as the context otherwise requires.

Overview of our Company

Intelligent Bio Solutions Inc. and its wholly owned Delaware subsidiary, GBS Operations Inc., were each formed on December 5, 2016, under the laws of the state of Delaware. The Company’s Australian subsidiary, Intelligent Bio Solutions (APAC) Pty Ltd, was formed on August 4, 2016, under the laws of New South Wales, Australia and was renamed to Intelligent Bio Solutions (APAC) Pty Ltd on January 6, 2023. On October 4, 2022, INBS acquired Intelligent Fingerprinting Limited (“IFP”), a company registered in England and Wales. The Company’s headquarters are in New York, New York.

Intelligent Bio Solutions Inc. is a medical technology company focused on developing and delivering intelligent, rapid, non-invasive testing and screening solutions. The Company operates globally with the objective of providing innovative and accessible solutions that improve the quality of life.

The Company’s current product portfolio includes:

● Intelligent Fingerprinting Platform: A proprietary portable platform that analyzes fingerprint sweat using a one-time cartridge and portable handheld reader. The flagship product from this platform, which is commercially available in certain countries outside of the United States, is the Intelligent Fingerprinting Drug Screening System (the “IFP System” or “IFP Products”), a two-part system that consists of non-invasive, fingerprint sweat-based diagnostic testing products designed to detect drugs of abuse including opiates, cocaine, methamphetamines, benzodiazepines, cannabis, methadone, and buprenorphine. The system comprises a small, tamper-evident drug screening cartridge onto which ten fingerprint sweat samples are collected in under a minute before the portable analysis unit provides an on-screen result in under ten minutes. Samples collected with a confirmatory kit can also be sent to a third-party laboratory service provider for confirmation testing. Customers include safety-critical industries such as construction, transportation and logistics, manufacturing, engineering, drug treatment organizations in the rehabilitation sector, and judicial organizations.

● The Biosensor Platform – A biosensor platform we refer to as the Biosensor Platform Technology (“BPT”), or simply the “Biosensor Platform,” consists of a small, printable modified organic thin-film transistor strip that we license across the Asia Pacific Region (“APAC Region”) from Life Science Biosensor Diagnostics Pty Ltd (“LSBD” or “Licensor”). The Biosensor Platform is designed to detect multiple biological analytes by substituting the top enzyme layer of the biosensor to suit each analyte. This platform technology has the potential to develop a range of Point of Care Tests (“POCT”), including the modalities of clinical chemistry, immunology, tumor markers, allergens, and endocrinology. We understand that following the appointment of a liquidator to LSBD, the intellectual property rights licensed by us from the Licensor (LSBD) have reverted to the University of Newcastle. The Company is in early-stage discussions regarding the potential restructuring of future licensing of BPT and products with the University of Newcastle. A timeline for these discussions has not yet been established.

Recent Developments

510(k) Submission

On December 18, 2024, the Company announced the submission of its 510(k) premarket notification to the US Food and Drug Administration (FDA) for clearance following FDA review of its Intelligent Fingerprinting Drug Screening System.

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At The Market Offering Agreement

On September 18, 2024, the Company entered into the ATM Agreement with Ladenburg. Pursuant to the terms of the ATM Agreement, the Company may sell from time to time through Ladenburg, as sales agent and/or principal, shares of the Company’s common stock, with an aggregate sales price of up to $3.0 million. Sales can be made by any method deemed an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act or, with the Company’s consent, through privately negotiated transactions.

Subsequent to the filing of the Company’s Quarterly Report Form 10-Q for the quarter ended December 31, 2024, the Company has sold 30,592 shares of common stock pursuant to its ATM Agreement and raised approximately $47,103 (net of commissions of approximately $1,457 paid to Ladenburg) through such sales during this period. As of April 10, 2025, the Company has 6,811,578 shares of common stock outstanding.

Public Offering of Common Stock

On February 20, 2025, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg as representative (in such capacity, the “Offering Representative”) of the underwriters named in Schedule I thereto (collectively, the “Underwriters”), relating to an underwritten public offering of 1,304,348 shares (the “Base Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) (the “February Offering”). The public offering price for each Share was $2.00 and the Underwriters agreed to purchase 1,304,348 Shares. The Company granted the Underwriters a 45-day option to purchase an additional 195,652 shares of Common Stock (the “Option Shares”, and together with the Base Shares, the “Shares”) at the public offering price less the underwriting discounts and commissions. On February 20, 2025, the Offering Representative fully exercised the over-allotment option to purchase an additional 195,652 Shares. All of the Shares were sold by the Company. The February Offering closed on February 21, 2025.

As result of the Offering Representative exercising the over-allotment option in full, the gross proceeds, before deducting underwriting discounts and commissions and other February Offering expenses, was $3.0 million. The Company intends to use the net proceeds from the February Offering for working capital and general corporate purposes. The February Offering was made pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2022, and subsequently declared effective on April 20, 2022 (File No. 333-264218), and the base prospectus contained therein. A final prospectus supplement relating to the Offering was filed with the SEC on February 21, 2025.

Under the terms of the Underwriting Agreement, the Underwriters received an underwriting discount of 8.0% to the public offering price for the Shares. In addition, the Company agreed to pay the Offering Representative a management fee equal to 1.0% of the aggregate gross proceeds received from the sale of the securities in the Offering and to reimburse the accountable expenses of the Offering Representative up to a maximum of $145,000. The Company also agreed to issue to the Offering Representative unregistered warrants (the “Representative Warrants”) to purchase up to 75,000 shares of common stock, which Representative Warrants have an exercise price of $2.50 per share and will terminate on February 20, 2030. The Representative Warrants and the shares of common stock underlying the Representative Warrants were offered pursuant to the exemptions from registration provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, and were not being offered pursuant to the registration Statement and final prospectus supplement.

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Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Corporate Information

Our principal executive offices are located at 135 West, 41st Street, 5th Floor, New York, NY 10036. Our telephone number is (646) 828-8258 and our website address is www.ibs.inc. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus.

SECURITIES WE MAY OFFER

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants, purchase contracts, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $100,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.01 per share.

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Preferred Stock

We may offer shares of our preferred stock, par value $0.01 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered. We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Purchase Contracts

We may offer purchase contracts for the purchase or sale of (i) debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities; (ii) or any combination of the above as specified in the applicable prospectus supplement; (iii) currencies; or (iv) commodities. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies, or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. The description of the terms of these purchase contracts in the related prospectus supplement will not be complete. You should refer to the applicable form of purchase contracts for complete information with respect to these purchase contracts.

Units

We may offer, in one or more series, units comprised of shares of our common stock, warrants to purchase common stock, debt securities or any combination of those securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

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RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” included under Item 1A. of our most recent Annual Report on Form 10-K and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

●	our ability to continue as a going concern;

●	our ability to successfully integrate acquisitions;

●	our ability to successfully develop and commercialize our drug and diagnostic tests;

●	our ability to realize commercial benefit from our partnerships and collaborations;

●	our ability to secure regulatory approvals;

●	compliance with obligations under intellectual property licenses with third parties;

●	market acceptance of our new offerings;

●	our ability to establish or maintain collaborations, licensing or other arrangements;

●	our ability and third parties’ abilities to protect intellectual property rights;

●	our ability to adequately support future growth; and

●	our ability to attract and retain key personnel to manage our business effectively.

Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors including, but not limited to, those set forth above under the section entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this offering. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s Internet site at www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information.

We incorporate by reference the documents listed below, all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	our Annual Report on Form 10-K for the year ended June 30, 2024 (filed on September 18, 2024), as amended on Form 10-K/A (filed on February 13, 2025);

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (filed on November 7, 2024);

●	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024 (filed on February 13, 2025);

●	our Current Reports on Form 8-K and any amendments on Form 8-K/A filed on July 24, 2024; September 18, 2024; September 27, 2024; November 13, 2024; January 6, 2025; February 21, 2025; and March 14, 2025;

●	our Definitive Proxy Statement on Schedule 14A filed on April 1, 2025; and

●	the description of our common stock contained in our registration statement Form 8-A filed with the SEC on December 22, 2020, and any other amendment or report filed for the purpose of updating such description, including any exhibits to our Annual Report on Form 10-K.

An updated description of our capital stock is included in this prospectus under “Description of Common Stock” and “Description of Preferred Stock”.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus. You may request a copy of these filings, at no cost, by contacting us at:

Intelligent Bio Solutions Inc.

Attn: Corporate Secretary

135 West 41st Street, 5th Floor

New York, New York 10036

Phone: (646) 828-8258

USE OF PROCEEDS

We expect to use the net proceeds from the sale of securities offered by this prospectus and the prospectus supplement for general corporate purposes. These may include additions to working capital and acquisitions. If we decide to use the net proceeds of any offering of securities other than for general corporate purposes, we will describe the use of the net proceeds in the prospectus supplement for that offering.

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DESCRIPTION OF COMMON STOCK

General

We have authorized capital stock consisting of 100,000,000 shares of common stock, par value $0.01.

As of the date of this prospectus, we have 6,814,760 shares of common stock issued and outstanding.

Voting Rights

The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.

Dividends

Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared by our Board of Directors out of legally available funds.

Liquidations

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any Preferred Stock then outstanding.

Other Rights

Holders of our Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Non-assessable

All outstanding shares of our Common Stock are fully paid and nonassessable.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our By-laws and Delaware Law

Some provisions of Delaware law, our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”) contain provisions that could make hostile takeovers, including the following transactions, more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. As a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

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These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Quotation

Our common stock is listed on the Nasdaq Capital Market and traded under the symbol “INBS”.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

Outstanding Warrants to Purchase Common Stock

The following is a general description of our outstanding warrants. To the extent any of our outstanding warrants are materially different from this general description, those differences are described below. This description or our outstanding warrants is qualified in its entirety by reference to the provisions of the respective warrants, forms of which have been filed as an exhibit to our Annual Report on Form 10-K filed with the SEC.

Duration and Exercise Price.

As of April 10, 2025, there were 5,508,496 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $16.23 per share and that terminate between 2025 and 2029.

Our Outstanding Warrants are generally either immediately exercisable or become exercisable six months from the issue date (subject to shareholder approval in certain cases, which has already been obtained in each instance) and will generally expire between one and a half years and five and a half years from their respective issuance dates.

The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price.

Certain of our Outstanding Warrants are subject to a warrant agency agreement between us and Continental Stock Transfer & Trust Company, as warrant agent. These warrants were issued in book-entry form and are initially represented by one or more global warrants deposited with the warrant agent as custodian on behalf of The Depository Trust Company (“DTC”), registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC

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Exercisability.

The Outstanding Warrants are exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise, as discussed below).

Certain Outstanding Warrants impose a beneficial ownership limitation on the warrant holder. Holders of such warrants (together with its affiliates) may not exercise any portion of the Outstanding Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Outstanding Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

No fractional shares will be issued in connection with the exercise of a Outstanding Warrants. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise.

If at the time a holder exercises its Outstanding Warrants, a registration statement registering the issuance of the shares of common stock underlying the Outstanding Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the respective Outstanding Warrant.

Transferability.

Subject to applicable securities laws, an Outstanding Warrant may be transferred at the option of the holder upon surrender of the Outstanding Warrants to us along with the appropriate instruments of transfer. Certain of the Outstanding Warrants have additional transfer restrictions, as described below.

Exchange Listing.

There is no trading market available for the Outstanding Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Outstanding Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder.

Except as otherwise provided in the Outstanding Warrants or by virtue of such holder’s ownership of our shares of common stock, the holders of the Outstanding Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until the holder exercises their Outstanding Warrants.

Fundamental Transaction.

In the event of a fundamental transaction (as defined the respective warrants), which includes any merger, consolidation, sale of assets, or change in control, holders of the Outstanding Warrants will generally receive the same form of consideration as common stockholders, based on the number of shares they would have received if they had exercised their warrants immediately before the transaction. The Outstanding Warrants generally require the successor entity to assume the warrants and/or related obligations and/or issue new securities to preserve their economic value. With the exception of certain warrants issued in 2023 and earlier, the Outstanding Warrants also allow holders to elect to receive a cash payout equal to the Black-Scholes value of the warrants, but only if approved by the company as part of the transaction.

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Material Terms of Certain Outstanding Warrants.

Representative, Placement Agent and Underwriter Warrants - To the extent we issued warrants to a representative, placement agent or underwriter as compensation in a transaction, such warrants have substantially similar terms as the Outstanding Warrants sold in such transaction (for which the above general description applies), but differ primarily in terms of exercise price, exercise period and may include lock-up provisions.

LSBD Warrants – These warrants are not transferable.

Series B Warrants – These Warrants include a cashless exercise provision pursuant to which upon the earlier of (i) 10 trading days from the issuance date of the Series B Warrants or (ii) the time when $10.0 million of volume is traded in our common stock, if the volume weighted average price of our common stock on any trading day on or after the date of issuance fails to exceed the exercise price of the Series B Warrants, the Series B Warrants can be exercised on a “cashless” basis for shares of common stock on a one-for-1/240 basis (as adjusted for reverse stock splits), regardless of whether the market price of our common stock is above the exercise price

Series D Warrants – These warrants (i) may not be offered, sold or transferred except in accordance with Regulation S promulgated under the Securities Act and (ii) will be automatically exercised via cashless exercise if unexercised by the termination date.

March 2023 Warrants - These warrants include (i) an alternate cashless exercise option pursuant to which the holder has the right to receive an aggregate number of shares of common stock on a one-for-1/12 basis (as adjusted for reverse stock splits) subject to adjustment and (ii) an automatic cashless exercise provision on the expiration date, meaning that if unexercised by the termination date.

Series E Warrants - These warrants, included a one-time reset to a price equal to the lesser of (i) the then exercise price and (ii) 90% of the five-day volume weighted average price for the five trading days immediately following the date the Company effects a reverse stock split. As a result of the January 2024 Reverse Stock Split, the exercise price of the Series E Warrants was reset to $2.9232 per share. The Series E Warrants are no longer subject to a reset upon a reverse stock split.

Series H-2 Warrants - The Series H-2 Warrants include a milestone-based expiration acceleration provision tied to FDA clearance of the Intelligent Fingerprinting Drug Screening System.

Series I Warrants – These warrants are pre-funded, requiring only a nominal exercise price of $0.01 per share, and they do not expire, remaining exercisable until fully exercised.

DESCRIPTION OF PREFERRED STOCK

General

We are currently authorized to issue 10,000,000 shares of preferred stock, par value $0.01. Of our preferred stock, 4,012,276 shares have been designated Series C Convertible Preferred Stock and 5,728,723 shares have been designated Series E Convertible Preferred Stock.

As of the date of this prospectus, we have no shares of preferred stock outstanding.

Our Board of Directors currently has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

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DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth general terms that will apply to the debt securities. We will describe the particular terms of any debt securities that we offer in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture between us and the trustee named in the indenture. We refer to this indenture as the “senior indenture.” The subordinated debt securities will be issued under a separate Subordinated Indenture between us and the trustee named in the indenture. We refer to this indenture as the “subordinated indenture” and, together with the senior indenture, as the “indentures.” Except as permitted by applicable law, the indentures have been or will be qualified under the Trust Indenture Act of 1939.

We have filed the forms of the indentures as exhibits to the registration statement. For your convenience, we have included references to specific sections of the indentures in the descriptions below. Capitalized terms not otherwise defined in this prospectus will have the meanings given in the indenture to which they relate.

The following summaries of provisions of the debt securities and the indentures are not complete and are qualified in their entirety by reference to the provisions of the indentures and the debt securities.

Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series up to the principal amount that we may authorize from time to time. Each indenture also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition, each series of debt securities may be reopened in order to issue additional debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering, neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.

Unless otherwise described in the prospectus supplement relating to a particular offering, the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to the prior payment in full of our senior debt securities. We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.

We will describe the specific terms relating to each particular series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:

●	the title and type of the debt securities;

●	the total principal amount or initial offering price of the debt securities;

●	the date or dates when the principal of the debt securities will be payable;

●	whether we will have the right to extend the stated maturity of the debt securities;

●	whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;

●	if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

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●	the place where the principal, premium, if any, and interest, if any, on the debt securities will be paid, registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

●	the terms and conditions upon which we will have the option or the obligation to redeem the debt securities;

●	the denominations in which any registered debt securities will be issuable;

●	the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

●	the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

●	the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;

●	any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

●	any changes or additions to the events of default, defaults or our covenants made in the applicable indenture;

●	whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other;

●	to whom interest will be payable

○	if other than the registered holder (for registered debt securities),
○	if other than upon presentation and surrender of the related coupons (for bearer debt securities), or
○	if other than as specified in the indentures (for global debt securities);

●	whether the debt securities are to be convertible or exchangeable for other securities and, if so, the terms of conversion or exchange;

●	particular terms of subordination with respect to subordinated debt securities; and

●	any other terms of the debt securities consistent with the provisions of the applicable indenture.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then we will describe the material U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.

Registration and Transfer

We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue senior debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the applicable prospectus supplement.

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Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. If we issue bearer securities, we will describe any procedures for exchanging those bearer securities for other senior debt securities of the same series in the applicable prospectus supplement. Generally, we will not allow you to exchange registered securities for bearer securities.

In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000 or integral multiples, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form.

Conversion and Exchange

If any debt securities will be convertible into or exchangeable for our common stock, preferred stock or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:

●	the conversion price or exchange ratio;

●	the conversion or exchange period;

●	whether the conversion or exchange will be mandatory or at the option of the holder or us;

●	provisions for adjustment of the conversion price or exchange ratio; and

●	provisions that may affect the conversion or exchange if the debt securities are redeemed.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities are redeemable only on or after a certain date or only upon satisfaction of additional conditions, the applicable prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal amount plus any accrued and unpaid interest on those debt securities.

The applicable prospectus supplement will contain the specific terms on which we may redeem a series of debt securities prior to its stated maturity. Unless otherwise described in the prospectus supplement relating to a particular offering, we will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

●	the redemption date;

●	the redemption price;

●	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

●	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

●	the place or places of payment;

●	whether the redemption is for a sinking fund; and

●	any other provisions required by the terms of the debt securities of the series that are being redeemed.

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price.

Unless otherwise described in the prospectus supplement relating to a particular offering, if we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.

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Events of Default

Unless otherwise described in the prospectus supplement relating to a particular offering, an “event of default” regarding any series of debt securities is any one of the following events:

●	default for 30 days in the payment of any interest installment when due and payable;

●	default in the making of any sinking fund payment when due;

●	default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

●	default in the performance of any covenant in the debt securities of that series or in the applicable indenture for 60 days after notice to us by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of that series;

●	certain events of bankruptcy, insolvency and reorganization; and

●	any other event of default provided with respect to that series of debt securities.

We are required to file every year with each trustee an officers’ certificate stating whether any default exists and specifying any default that exists.

Acceleration of Maturity

Unless otherwise described in the prospectus supplement relating to a particular offering, if an event of default has occurred and is continuing with respect to debt securities of a particular series (except, in the case of subordinated debt securities, defaults relating to bankruptcy events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of outstanding debt securities of that series due and payable immediately.

Unless otherwise described in the prospectus supplement relating to a particular offering, at any time after a declaration of acceleration of maturity with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:

●	we have paid or deposited with the trustee a sum sufficient to pay:

●	all overdue interest on all outstanding debt securities of that series and any related coupons,

●	all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities,

●	to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities, and

●	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

●	all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived.

No rescission will affect any subsequent default or impair any right consequent thereon.

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Waiver of Defaults

Unless otherwise described in the prospectus supplement relating to a particular offering, the holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:

●	in the payment of the principal of or premium, if any, or interest on any debt security of the series or any related coupon, or

●	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby.

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request.

The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction.

Modification of Indenture

We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:

●	to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;

●	establishing the form or terms of any series of debt securities issued under the supplemental indentures;

●	adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;

●	adding additional events of default for the benefit of the holders;

●	to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;

●	to secure the debt securities;

●	to cure any ambiguities or correct defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;

●	to evidence and provide for acceptance of a successor trustee; and

●	to comply with the requirements of the Trust Indenture Act.

We and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

●	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

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●	reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;

●	reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

●	change the place of payment where, or the currency in which, principal or interest on any debt security is payable;

●	impair the right to institute suit for enforcement of payments;

●	reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or

●	modify any of the provisions described in this section.

Consolidation, Merger and Sale of Assets

Unless otherwise described in the prospectus supplement relating to a particular offering, as provided in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:

●	the person surviving or formed by the transaction is organized and validly existing under the laws of any United States jurisdiction and expressly assumes our obligations under the debt securities and the indentures;

●	immediately after giving effect to the transaction, no event of default will have occurred and be continuing under the indentures; and

●	the trustees under the indentures receive certain officers’ certificates and opinions of counsel.

Satisfaction and Discharge

We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:

●	have become due and payable;

●	will become due and payable at their stated maturity within one year; or

●	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

We may terminate our obligations with respect to the debt securities of a series by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers’ certificates and opinions of counsel to the trustee). At our expense, the trustee will execute proper instruments acknowledging the satisfaction and discharge.

The Trustees

Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:

●	the trustee is a trustee under another indenture under which our securities are outstanding;

●	the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

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●	we or our affiliates or underwriters hold certain threshold ownership beneficial ownership interest in the trustee;

●	the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;

●	the trustee is one of our creditors; or

●	the trustee or one of its affiliates acts as an underwriter or agent for us.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

We and our affiliates may engage in transactions with the trustee and its affiliates in the ordinary course of business.

Governing Law

Each of the indentures are, and the related senior debt securities and subordinated debt securities will be, governed by and construed under the internal laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

●	the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

●	any applicable material United States federal income tax considerations;

●	the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

●	the designation, amount, currency, denominations and terms of any preferred stock or common stock purchasable upon exercise of the warrants;

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●	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the principal amount of debt securities or the number of shares of preferred stock or common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

●	provisions for changes to or adjustments in the exercise price;

●	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

●	information with respect to any book-entry procedures;

●	any anti-dilution provision of the warrants;

●	any redemption or call provisions; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Warrant Agent

The warrant agent for any warrants will be set forth in the applicable prospectus supplement.

Description of Outstanding Warrants

See “Description of Common Stock — Outstanding Warrants to Purchase Common Stock” for a description of our outstanding warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

●	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities;

●	or any combination of the above as specified in the applicable prospectus supplement;

●	currencies; or

●	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

19

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.

DESCRIPTION OF UNITS

We may issue, in one or more series, units comprised of shares of our common stock or preferred stock, warrants to purchase common stock or preferred stock, purchase contracts, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including: (i) the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; (ii) any provisions of the governing unit agreement that differ from those described herein; and (iii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

●	to or through underwriters or dealers for resale to the purchasers;

●	directly to purchasers;

●	through agents or dealers to the purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions, in connection with those derivatives. If so, the third party may use securities we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the prospectus supplement (or a post-effective amendment thereto).

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A prospectus supplement with respect to each series of securities will include, to the extent applicable:

●	the terms of the offering;

●	the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of securities underwritten, purchased, or remarketed by, each of them, if any;

●	the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us from any such sale, as applicable;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

●	that the securities are being solicited and offered directly to institutional investors or others;

●	any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

●	any securities exchange on which the securities may be listed.

Any offer and sale of the securities described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

●	at a fixed public offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices at the time of sale; or

●	at negotiated prices.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

●	on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

●	to or through a market maker otherwise than on the Nasdaq Capital Market or those other securities exchanges or quotation or trading services.

Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

●	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

●	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction; and/or

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 of the securities so offered and sold.

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In connection with offerings made through underwriters or agents, we may enter into agreements with those underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents also may sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under those arrangements to close out any related open borrowings of securities.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.

We may solicit offers to purchase the securities covered by this prospectus directly from, and we may make sales of such securities directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such securities.

The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us.

If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a “best efforts” basis for the period of its appointment.

If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of that series of securities, if any are purchased.

Underwriters, dealers, agents, and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

ArentFox Schiff LLP, Washington, DC, will pass upon the validity of the securities offered by this prospectus for us. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of June 30, 2024, and 2023, and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of UHY LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

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$100,000,000

Intelligent Bio Solutions, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

PROSPECTUS

____________, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

SEC registration fee		$1,206.30
FINRA filing fee		15,500
Printing fees and expenses		*
Legal fees and expenses		25,000
Accounting fees and expenses		*
Miscellaneous fees and expenses		*
Total	$	*

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Item 15. Indemnification of Officers and Directors

The Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and Amended and Restated Bylaws (as amended, the “Bylaws”) allow for its directors and officers to be indemnified by us to the fullest extent permitted by law.

The Company’s Certificate of Incorporation provides, in relevant part, that no director of the Company shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or any stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit and if the Delaware General Corporation Law is amended after the date of our Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The Company’s Bylaws provide, in relevant part, that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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The Company’s Bylaws also provide that the Company shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Indemnification, as described above, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct.

The Company’s Bylaws further provide that that indemnification and advancement of expenses provided by, or granted pursuant to the Company’s Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

In addition, we have entered into customary indemnification agreements with each of our directors and officers.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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(c) (1) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of paragraphs (c)(1) and (2) of this section shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of this State as if they were nonresidents to apply § 3114(b) of Title 10 to this sentence). (2) The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) By the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section. For purposes of this subsection, insurance shall include any insurance provided directly or indirectly (including pursuant to any fronting or reinsurance arrangement) by or through a captive insurance company organized and licensed in compliance with the laws of any jurisdiction, including any captive insurance company licensed under Chapter 69 of Title 18, provided that the terms of any such captive insurance shall:

(1) Exclude from coverage thereunder, and provide that the insurer shall not make any payment for, loss in connection with any claim made against any person arising out of, based upon or attributable to any (i) personal profit or other financial advantage to which such person was not legally entitled or (ii) deliberate criminal or deliberate fraudulent act of such person, or a knowing violation of law by such person, if (in the case of the foregoing paragraph (g)(1)(i) or (ii) of this section) established by a final, nonappealable adjudication in the underlying proceeding in respect of such claim (which shall not include an action or proceeding initiated by the insurer or the insured to determine coverage under the policy), unless and only to the extent such person is entitled to be indemnified therefor under this section;

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(2) Require that any determination to make a payment under such insurance in respect of a claim against a current director or officer (as defined in paragraph (c)(1) of this section) of the corporation shall be made by a independent claims administrator or in accordance with the provisions of paragraphs (d)(1) through (4) of this section; and

(3) Require that, prior to any payment under such insurance in connection with any dismissal or compromise of any action, suit or proceeding brought by or in the right of a corporation as to which notice is required to be given to stockholders, such corporation shall include in such notice that a payment is proposed to be made under such insurance in connection with such dismissal or compromise.

For purposes of paragraph (g)(1) of this section, the conduct of an insured person shall not be imputed to any other insured person. A corporation that establishes or maintains a captive insurance company that provides insurance pursuant to this section shall not, solely by virtue thereof, be subject to the provisions of Title 18.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

Exhibit No.	Description
1.1†	Form of Underwriting Agreement
4.1*	Form of Unsubordinated Indenture
4.2*	Form of Subordinated Indenture
4.3†	Form of Certificate of Designation for Preferred Stock
4.4†	Form of Preferred Stock Certificate
4.5†	Form of Warrant Certificate
4.6†	Form of Warrant Agreement
4.7†	Form of Purchase Contract Agreement and Certificate
4.8†	Form of Unit Agreement and Certificate
5.1*	Opinion of ArentFox Schiff LLP
23.1*	Consent of UHY LLP
23.2*	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
25.1#	Form T-1 Statement of Eligibility of Trustee under the Unsubordinated Indenture
25.2#	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture
107*	Filing Fee Table

* Filed herewith

†As applicable, to be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

# As applicable, to be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ß 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ß 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Sydney, Australia, on April 11, 2025.

INTELLIGENT BIO SOLUTIONS INC.

By:	/s/ Harry Simeonidis
Name:	Harry Simeonidis
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry Simeonidis and Spiro Sakiris, and each and either of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstituting, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Position	Date

/s/ Harry Simeonidis	Chief Executive Officer and President	April 11, 2025
Harry Simeonidis	(Principal Executive Officer)

/s/ Spiro Sakiris	Chief Financial Officer	April 11, 2025
Spiro Sakiris	(Principal Financial Officer and Principal Accounting Officer)

/s/ Steven Boyages	Chairman of the Board	April 11, 2025
Steven Boyages MB BS, PhD

/s/ Jonathan Hurd	Director	April 11, 2025
Jonathan Hurd

/s/ Jason Isenberg	Director	April 11, 2025
Jason Isenberg

/s/ Nicola Fraser	Director	April 11, 2025
Nicola Fraser

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